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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        --------------------------------

                                    FORM 8-K
                        --------------------------------


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 5, 2005
                            -------------------------

                                 INTERLAND, INC.
              Exact name of registrant as specified in its charter)
                            -------------------------

          MINNESOTA                         000-17932                     41-1404301
(State or Other Jurisdiction        (Commission File Number)             (IRS Employer
      of Incorporation)                                               Identification No.)

            303 PEACHTREE CENTER AVENUE, SUITE 500, ATLANTA, GA 30303
               (Address of principal executive office) (zip code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (404) 720-8301

                                       N/A
          (Former name or former address, if changed since last report)

                            -------------------------

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

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


SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On May 5, 2005, Interland, Inc. ("Interland", or the "Company") entered into an Asset Purchase Agreement (the "Agreement") with Caird Corporation (the "Buyer"), pursuant to which the Buyer has purchased from Interland certain shared web hosting customer accounts, trademarks, domain names, and miscellaneous assets. In particular, the shared hosting accounts being sold consist of both shared hosting accounts that were part of the Hostcentric acquisition in June 2003 as well as accounts for customers who purchased shared hosting services under the Hostcentric brand thereafter (collectively, the "Accounts").

     The total purchase price for the Accounts is variable, depending on the success of the parties in migrating the accounts from the Company's current hosting platform to the Buyer's platform. A portion of the price, in the amount of $3.4 million, was paid upon the signing of the Agreement, and the balance will be paid in five monthly installments beginning with the second month following the date on which the Buyer begins to bill the Accounts directly. The Company expects that the first installment date will be September 15, 2005, but the first installment could be delayed to a later month if there is a delay in transitioning the Accounts to the Buyer's billing system. The total purchase price is expected to be as much as $5.3 million, but will in any event not be less than $3.4 million. The Buyer's installment payment obligations under the Agreement have been guaranteed by its sole shareholder.

     For  the  quarter   ended   February  28,  2005,   the  Accounts   produced
approximately $1.2 million in revenue. Beginning in May 2005, Interland will cease recognizing revenue on the Accounts.

     Substantially all of the Accounts were serviced through the Company's Orlando, Florida facility. The Company plans to close the Orlando facility on or about July 1, 2005 and terminate approximately 35 employees in connection with that closure. The closure of the Orlando facility is not expected to result in any material closing costs or balance sheet adjustments.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Interland, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 11, 2005                   INTERLAND, INC.


                                       By: /s/ Juan G. Troncoso
                                           ------------------------------------
                                                Juan G. Troncoso
                                                Vice President and Chief
                                                Financial Officer
                                                (Principal Financial Officer)